                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45134) of our report, dated January 23, 2001 on the consolidated balance sheet of Chester Bancorp, Inc. as of December 31, 2000 and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for the year then ended, appearing in the Annual Report on Form 10-K for the year ended December 31, 2000.






Springfield, Illinois
March 28, 2001

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chester Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Chester Bancorp, Inc. of our report dated January 28, 2000, relating to the consolidated balance sheet of Chester Bancorp, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity, comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Chester Bancorp, Inc.





St. Louis, Missouri
March 28, 2001